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                                                                    EXHIBIT 99.4

THERE ARE THREE WAYS TO VOTE YOUR PROXY                  COMPANY #
                                                         CONTROL #

VOTE BY PHONE -- TOLL FREE - 1-800-240-6326
- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on [ ], 2001.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
-        Follow the simple instructions the Voice provides you.

VOTE BY INTERNET - HTTP://WWW.EPROXY.COM/SANM/ -- QUICK *** EASY *** IMMEDIATE
- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [ ], 2001.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.


VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Sanmina Corporation, c/o Shareowner Services, SM P.O. Box 64873, St. Paul, MN 55164-0873.


     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                            - Please detach here -


--------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.


1. Proposal #1        To approve the issuance of shares of Sanmina common stock          [ ] For       [ ] Against   [ ] Abstain
                      in the merger of Sun Acquisition Subsidiary, Inc., a
                      wholly-owned subsidiary of Sanmina, with and into SCI
                      Systems, Inc., as contemplated by the Amended and
                      Restated Agreement and Plan of Reorganization dated as of
                      July 13, 2001, by and among Sanmina, Sun Acquisition
                      Subsidiary, Inc., a wholly-owned subsidiary of Sanmina,
                      and SCI Systems, Inc. Sanmina will issue 1.36 shares of
                      its common stock in exchange for each share of
                      outstanding SCI common stock.
2. Proposal #2        To approve the amendment to Article 1 of Sanmina's                 [ ] For       [ ] Against   [ ] Abstain
                      Restated Certificate of Incorporation to change the
                      corporate name of Sanmina Corporation to
                      [                  ] effective upon the consummation of
                      the merger contemplated by the Amended and Restated
                      Agreement and Plan of Reorganization dated as of July 13,
                      2001, by and among Sanmina, Sun Acquisition Subsidiary
                      and SCI.
3. Proposal #3        Upon such other matters as may properly come before or             [ ] For       [ ] Against   [ ] Abstain
                      incident to the conduct of the Special Meeting, the proxy
                      holders shall vote in such manner as they determine to be
                      in the best interests of Sanmina. Sanmina is not
                      presently aware of any such matters to be presented for
                      action at the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]                 I Plan to Attend the Meeting [ ]             Date
                                                                                              ---------------------


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                                                                                          ---------------------------------------
                                                                                          Signature(s) in Box
                                                                                          Please sign exactly as your name(s) appear
                                                                                          on Proxy. If held in joint tenancy, all
                                                                                          persons must sign. Trustees,
                                                                                          administrators, etc., should include title
                                                                                          and authority. Corporations should provide
____________________________________________________________________________________________________________________________________

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                                                        SANMINA CORPORATION
                                                 ANNUAL MEETING OF STOCKHOLDERS
                                                        [             ], 2001
                                                           [          ]
                                                            [LOCATION]


               SANMINA CORPORATION
  LOGO         2700 NORTH FIRST STREET, SAN JOSE, CA 95134                PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS ON [DATE].

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, AND 3.

By signing the proxy, you revoke all prior proxies and appoint Jure Sola and Randy Furr, and each of them, with full power of substitution, to vote on the matters shown on the reverse side and any other matters which any come before the Special Meeting of Stockholders and all adjournments.


                      SEE REVERSE FOR VOTING INSTRUCTIONS